Exhibit 10.3

FORM OF LOCK-UP AGREEMENT

May____, 2010

Ladies and Gentlemen:

           The undersigned is a current or former director, executive officer, or beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a “Company Security”) of Argo Digital Solutions, Inc., a Delaware corporation (the “Company”). The undersigned understands that the Company will sell all or substantially all of its assets pursuant to an Asset Purchase Agreement dated as of the date hereof to Rvue Holdings, Inc., a publicly traded Nevada corporation (“Parent”) in consideration for 12,500,000 shares of Parents common stock, $.001 par value (the “Consideration”) concurrently with a private placement by Parent of a minimum of 40 Units (the “Units”) with each Unit consisting of 125,000 shares of common stock, for a purchase price of $25,000 per Unit (the “Funding Transaction”). The undersigned understands that the Company, Parent and the investors in the Funding Transaction will proceed with the Funding Transaction in reliance on this Letter Agreement.  After the date hereof, the Company will adopt a plan of liquidation and thereafter distribute the Consideration to its shareholders of the Company in accordance with the plan of liquidation of the Company after satisfaction of the debts and liabilities of the Company.

1.           In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, Parent, and each investor in the Funding Transaction, that, during the period beginning on the later of the final closing date (the “Closing Date”) of the Funding Transaction pursuant to that certain Confidential Private Placement Memorandum dated March 23, 2010, as may be supplemented or amended from time to time (the “PPM”) or the Termination Date (as defined in the PPM) and ending twelve (12) months after such date (the “Lockup Period”), the undersigned will not, without the prior written consent of Paradox Capital Partners, LLC (the “PCP”), directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of Parent (each, a “Parent Security”), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security (each of the foregoing, a “Prohibited Sale”).

2.           Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Company Security or a Parent Security (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Security or Parent Security subject to the provisions of this agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this lock-up agreement for the balance of the Lockup Period.

3.           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York.  Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts.  Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

4.           This Letter Agreement will become a binding agreement among the undersigned as of the date hereof.  In the event that no closing of the Funding Transaction occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of Parent, PCP, and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

Very truly yours,

By:
Name:
Title:

Address:
Number of shares of Common Stock owned:
Certificate Numbers:

Accepted and Agreed to:

RVUE HOLDINGS, INC.

By:
Name:
Title:

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